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                         JOSTENS INC. AND SUBSIDIARIES

                EXHIBIT 11 -- COMPUTATION OF EARNINGS PER SHARE
                     (In Thousands, Except Per Share Data)


                                                   Year Ended June 30,
                                             ------------------------------
                                               1995      1994        1993
                                             -------   --------    --------
Net Income (Loss)                            $50,368   $(16,169)   $(12,672)

Primary:
  Average shares outstanding                  45,492     45,455      45,328

  Net effect of dilutive stock options --
    based on the treasury stock method
    using average market price                    97      N/A         N/A
                                             -------   --------    --------
                                              45,589     45,455      45,328

Per Share Amount:
  Net Income (Loss)                          $  1.10   $  (0.36)   $  (0.28)
                                             =======   ========    ========
Per Share Amount as reported
  based on average shares outstanding:
  Net Income (Loss)                          $  1.11   $  (0.36)   $  (0.28)
                                             =======   ========    ========

Fully diluted:
  Average shares outstanding                  45,492     45,455      45,328

  Net effect of dilutive stock options --
    based on the treasury stock method
    using the year-end market price
    if higher than average price                 198      N/A         N/A
                                             -------   --------    --------
                                              45,690     45,455      45,328

Per Share Amount:
  Net Income (Loss)                          $  1.10   $  (0.36)   $  (0.28)
                                             =======   ========    ========

Per Share Amount as reported
  based on average shares outstanding:
  Net Income (Loss)                          $  1.11   $  (0.36)   $  (0.28)
                                             =======   ========    ========